Exhibit 10.2
AMENDMENT TO THE
FULLY DISCLOSED CLEARING AGREEMENT
FOR
THOMAS WEISEL PARTNERS LLC
Amendment to the Fully Disclosed Clearing Agreement between Thomas Weisel Partners LLC (“Correspondent”) and National Financial Services LLC (“NFS”) dated August 15, 2005, and any amendments thereto (“the Clearing Agreement”).
For good and valuable consideration, the parties hereto agree that this Amendment hereby modifies the Clearing Agreement as follows:
Section XIII.1 Effectiveness. is hereby deleted and replaced with the following:
XIII. 1 Effectiveness. This Agreement shall remain in full force and effect for an initial term (the “Initial Term”) of (30) thirty months from the first trade date subject to approval by the NYSE. Either party may terminate this Agreement at the end of such (30) thirty month period by giving 270 days prior written notification of termination. In such event, this Agreement shall terminate at the end of such initial (30) thirty month period.
In the event no written notification is given as set forth in the immediately preceding paragraph, this Agreement shall be deemed to have been renewed for an additional (30) thirty month period. At any time during such additional period, this Agreement may be terminated by either party by giving 270 days prior written notification to the other party, and such termination shall be effective as of the end of such 270 day period.
Thereafter, this Agreement shall be deemed to have been renewed for additional successive one-year periods. At any time during such additional periods, this Agreement may be terminated by either party by giving 180 days prior written notification to the other party, and such termination shall be effective as of the end of such 180 day period.

Section XIII.2 (a) Termination by NFS is hereby deleted and replaced with the following:
XIII.2 (a) Termination by NFS. NFS may terminate this Agreement at any time on 30 days written notice to Correspondent in the event that Correspondent:
i.	materially fails to comply with the terms of this Agreement and upon notification by NFS fails to remedy such material noncompliance within 10 days from such notification; or

ii.	is enjoined, prohibited or suspended as a result of an administrative or judicial proceeding for a period of more than 30 days from engaging in securities business activities constituting all or portions of Correspondent’s securities business, which injunction. prohibition or suspension in NFS’ reasonable judgment after consultation with outside counsel makes impracticable the disclosed clearing relationship established in this Agreement;

iii.	fails to comply with the net capital requirement pursuant to Section X.I and upon notification by NFS fails to correct such deficiency within 10 days from such notification; or

iv.	materially fails to comply with the terms of any revolving note and cash subordination agreement existing between NFS and Correspondent and upon notification by NFS fails to remedy such material noncompliance within 10 days from such notification.
The section of Exhibit A attached to the Clearing Agreement entitled Termination Fee is hereby deleted and replaced as follows:
Termination Fee
Pursuant to Section XIII of the Clearing Agreement, in the event that prior to the end of the initial (30) thirty month period; (1) Correspondent terminates the Clearing Agreement pursuant to Section XIII.2(c); or (2) Correspondent intentionally materially breaches this Agreement and, as a result, NFS terminates this Agreement, Correspondent shall pay to NFS an amount equal to the clearance charges incurred by Correspondent for the last nine months of the Clearing Agreement based upon the pricing set forth in Exhibit A. For point of clarity, such termination fee is in addition to the clearance charges otherwise due in accordance with Exhibit A.
Unless amended herein, all other provisions of the Clearing Agreement shall remain in effect.

National Financial Services LLC	Thomas Weisel Partners LLC

By: /s/ Jennifer Moran	By: /s/ David Baylor

Name: Jennifer Moran	Name: David Baylor

Title: Senior Vice President	Title: Chief Administrative Officer

AMENDMENT TO THE FULLY DISCLOSED
CLEARING AGREEMENT FOR THOMAS WEISEL PARTNERS LLC
Amendment to the Fully Disclosed Clearing Agreement between Thomas Weisel Partners LLC (“Correspondent”) and National Financial Services LLC (“NFS”) dated August 15, 2005, and any amendments thereto (“the Clearing Agreement”).
For good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, this Amendment hereby modifies the Clearing Agreement as follows:
Section XIII.1 Effectiveness is hereby deleted and replaced with the following:
XIII.1. Effectiveness. This Agreement shall remain in full force and effect for an initial term (the “Initial Term”) of (42) forty-two months from the first trade date of May 24, 2006, subject to approval by the NYSE. Either party may terminate this Agreement at the end of such (42) forty-two month period by giving 270 days prior written notification of termination. In such event, this Agreement shall terminate at the end of such initial (42) forty-two month period.
In the event no written notification is given as set forth in the immediately preceding paragraph, this Agreement shall be deemed to have been renewed for an additional (18) eighteen month period. At any time during such additional period, this Agreement may be terminated by either party by giving 270 days prior written notification to the other party, and such termination shall be effective as of the end of such 270 day period.
Thereafter, this Agreement shall be deemed to have been renewed for additional successive one-year periods. At any time during such additional periods, this Agreement may be terminated by either party by giving 180 days prior written notification to the other party, and such termination shall be effective as of the end of such 180 day period.
Section XIII.2(c). Termination without Cause by Correspondent is hereby deleted and replaced with the following:
XIII.2(c). Termination without Cause by Correspondent. Correspondent may terminate this Agreement prior to the end of the Initial Term on 9 months written notice to NFS. Correspondent may also terminate this Agreement between the (42nd) forty-second and (60th) sixtieth month upon 270 days written notice to NFS.
The section of Exhibit A attached to the Clearing Agreement entitled Termination Fee is hereby deleted and replaced with the following:

Termination Fee
Pursuant to Section XIII of the Clearing Agreement, in the event that prior to the end of the Initial Term: (1) Correspondent terminates the Clearing Agreement pursuant to Section XIII.2(c); or (2) Correspondent intentionally materially breaches this Agreement and, as a result, NFS terminates this Agreement, Correspondent shall pay to NFS an amount equal to the clearance charges incurred by Correspondent for the last 9 months of the Clearing Agreement based upon the pricing set forth in Exhibit A. For point of clarity, such termination fee is in addition to the clearance charges otherwise due in accordance with Exhibit A.
This amendment supersedes all other amendments to the Clearing Agreement relating only to the subject matter set forth herein, specifically Section XIII.1 Effectiveness; Section XIII.2(c) Termination without Cause by Correspondent; and the section of Exhibit A entitled Termination Fee. Nothing herein is intended to supersede any amendments to the Clearing Agreement relating to any other subject matter.
Unless amended herein, all other provisions of the Clearing Agreement shall remain in effect.

National Financial Services LLC	Thomas Weisel Partners LLC

By: /s/ Jennifer Moran	By: /s/ David Baylor

Name: Jennifer Moran	Name: David Baylor

Title: Senior Vice President	Title: Chief Financial Officer